Exhibit 99.1

Precipio Announces Third Quarter 2017 Financial Results and Provides Corporate Update

Conference Call to be held Tuesday, November 21, 2017 at 9:00am Eastern Time

NEW HAVEN, CT, (November 20, 2017) – Precipio, Inc. (NASDAQ: PRPO), today announced financial results for the third quarter ended September 30, 2017 and provided an update on corporate developments.

Third Quarter 2017 Business Highlights and Recent Developments

July 2017

•	Precipio announced commencement of a multi-party study to demonstrate the impact of academic pathology expertise on diagnostic accuracy.

•	Precipio rang the Nasdaq Stock Market Opening Bell.

•	Precipio announced agreement with Clearbridge Health for liquid biopsy and diagnostic services in Asia.

August 2017

•	Precipio, Inc. announced closing of $6,000,000 public offering.

September 2017

•	Precipio elected Jeffrey Cossman, MD, and Douglas Fisher, MD to its Board of Directors.

October 2017

•	Precipio re-launched all CLIA Lab and Pharmacological Research Projects at its New Haven, CT facility.

•	Precipio launched its first re-designed ICE-COLD PCRTM Targeted Enrichment Kit to Identify mutations in lung cancer using liquid (blood) biopsies.

•	Precipio’s ICE COLD-PCRTM technology selected by the University of Kentucky for Liquid Biopsy Study.

•	Precipio delivered first ICE COLD-PCRTM order to new Brazilian distributor.

•	Precipio received first Ice Cold- PCRTM Kit order from Clearbridge Health.

November 2017:

•	Precipio’s ICE-COLD PCR(TM) technology selected by Methodist Healthcare System as their Liquid Biopsy Platform.

•	Precipio announced completion of substantial balance sheet restructuring.

•	Precipio announced the closing of a $2,748,000 Registered Direct Offering.

•	Precipio appointed Samuel D. Riccitelli as Chairman of the Board of Directors and elected David Cohen as Director.

“At the start of Q3-2017, our company faced significant financial, operational, product development, and sales challenges. I am delighted to report that we have overcome these challenges and have delivered on our stated objectives,” said Ilan Danieli, President and CEO. “We now have the appropriate resources, products and services mix, financial foundation and infrastructure to build upon last quarter’s successes and drive growth. We have succeeded in recapitalizing the company, restructuring our debt to manage cash flow and relocating lab operations, which has provided the Company runway to accelerate R&D development, transfer those developments into production tests and to build our sales force for market expansion. While much work remains, I have never been more excited about the future of Precipio,” Mr. Danieli concluded.

Third Quarter Ended September 30, 2017 Financial Results

Net sales decreased by $0.1 million, or 26%, during the three months ended September 30, 2017 as compared to the same period in 2016. The decrease is entirely due to the decrease in cases processed during the three months ended September 30, 2017 as compared to the same period in 2016. We processed 207 cases during the three months ended September 30, 2017 as compared to 269 cases during the same period in 2016, or a 23% decrease in cases. The decrease in volume is the result of turnover of key sales personnel.

Cost of Diagnostic Services increased by $0.1 million, or 46%, for the three months ended September 30, 2017 as compared to the same period in 2016. The increase is due to increased professional fees involved with the processing of patient tests in the three months ended September 30, 2017.

Gross Margin was a negative (29%) of total net sales, during the third quarter of 2017, compared to 35% of total net sales during the same quarter in 2016. The gross profit decreased by $0.2 million during the three months ended September 30, 2017 as compared to the same period in 2016 due to decreased revenues and associated fixed costs to operate our laboratories.

Operating expenses increased by $3.1 million to $3.6 million during the three months ended September 30, 2017 as compared to the same period in 2016. The increase in operating expenses reflects the increase in professional fees attributed to legal expenses related to the Merger and increased compensation and other costs associated with restructuring the organization resulting from the Merger. Additional increases in our general and administrative expenses resulted from increased amortization related to acquired intangibles from the Merger and expenses related to operating as a public company. The increase during the three months ended September 30, 2017 also included a $1.0 million impairment of goodwill charge resulting from interim impairment testing of goodwill during the current quarter. The interim impairment testing was triggered by the significant reduction in our market capitalization during the three months ended September 30, 2017

Other expense for the three months ended September 30, 2017 and 2016 includes interest expense of approximately $1.9 million and $0.2 million, respectively. The increase in interest expense is due to $1.8 million of debt discounts and debt issuance costs that were amortized to interest expense during the third quarter of 2017 as a result of the payment and conversion of all of our convertible bridge notes during the quarter.

Net loss for the quarter ended September 30, 2017 was ($6.3m) compared to ($0.5m) in the same period in 2016. Merger and recapitalization expenses represent approximately $5.0m of the $5.8m increase in net loss, and are mostly one-time, non-recurring expenses.

Conference Call to be Held Tuesday, November 21, 2017 at 9:00am

Management will host a conference call on Tuesday, November 21, 2017 at 9:00am to review financial results and provide a corporate update. Following management’s formal remarks, there will be a question and answer session.

To listen to the call by phone, interested parties within the U.S. should call 1-877-317-6789 and International callers should call 1-412-317-6789. All callers should ask for the Precipio Inc., conference call.

A replay of the call will be available approximately 24 hours after the call and may be accessed via Precipio’s website.

About Precipio

Precipio has built a platform designed to eradicate the problem of misdiagnosis by harnessing the intellect, expertise and technology developed within academic institutions and delivering quality diagnostic information to physicians and their patients worldwide. Through its collaborations with world-class academic institutions specializing in cancer research, diagnostics and treatment, initially the Yale School of Medicine, Precipio offers a new standard of diagnostic accuracy enabling the highest level of patient care. For more information, please visit www.precipiodx.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements,” within the meaning of federal securities laws, including statements related to plans and prospects for Precipio and other statements containing the words “anticipate,” “intend,” “may,” “plan,” “predict,” “will,” “would,” “could,” “should,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the known risks, uncertainties and other factors described in the Company’s definitive proxy statement filed on May 12, 2017, the Company’s Quarterly Report on Form 10-Q filed on August 22, 2017, the Company’s prior filings and from time to time in the Company’s subsequent filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. All information in this press release is as of the date of the release and the Company does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Contacts:

Precipio Investor Relations:

John Marco

Managing Director

Core IR

377 Oak Street

Garden City, NY 11530

516 222 2560

johnm@coreir.com

www.coreir.com

PRECIPIO, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

	September 30,
	2017	December 31,
	(unaudited)	2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$381	$51
Accounts receivable, net	505	388
Inventories	99	100
Other current assets	127	13

Total current assets	1,112	552
PROPERTY AND EQUIPMENT, NET	255	280
OTHER ASSETS:
Goodwill	12,817	—
Intangibles, net	20,779	—
Other assets	14	10

	$34,977	$842

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Current maturities of long-term debt	$42	$395
Convertible bridge notes, less debt discounts and debt issuance costs	—	695
Accounts payable	10,034	1,084
Current maturities of capital leases	49	46
Accrued expenses	1,872	700
Deferred revenue	210	92
Other current liabilities	1,528	—

Total current liabilities	13,735	3,012
LONG TERM LIABILITIES:
Long-term debt, less current maturities and discounts	—	4,127
Common stock warrant liability	618	—
Capital leases, less current maturities	126	163
Other long-term liabilities	92	—

Total liabilities	14,571	7,302
STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock—$0.01 par value, 15,000,000 and 1,294,434 shares authorized at September 30, 2017 and December 31, 2016, respectively, 3,641 and 780,105 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	—	8
Common stock, $0.01 par value, 150,000,000 and 1,806,850 shares authorized at September 30, 2017 and December 31, 2016, respectively, 9,446,878 and 449,175 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	94	4
Additional paid-in capital	41,879	4,376
Accumulated deficit	(21,567)	(10,848)

Total stockholders’ equity (deficit)	20,406	(6,460)

	$34,977	$842

PRECIPIO, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
SALES
Patient service revenue, net	$327	$445	$946	$1,716
less provision for bad debts	(57)	(80)	(168)	(309)

Net sales	270	365	778	1,407
COST OF DIAGNOSTIC SERVICES	347	231	813	710

Gross profit (loss)	(77)	134	(35)	697
OPERATING EXPENSES:
Operating expenses	2,541	497	3,981	1,573
Impairment of goodwill	1,015	—	1,015	—

TOTAL OPERATING EXPENSES	3,556	497	4,996	1,573

OPERATING LOSS	(3,633)	(363)	(5,031)	(876)
OTHER INCOME (EXPENSE):
Interest expense, net	(1,883)	(136)	(2,265)	(378)
Warrant revaluation	—	—	(3)	—
Loss on extinguishment of debt and induced conversion of convertible bridge notes	(1,338)	—	(1,391)	—
Gain on settlement of liability	647	—	647	—
Merger advisory fees	(73)	—	(2,676)	—
Other, net	—	—	—	3

	(2,647)	(136)	(5,688)	(375)

LOSS BEFORE INCOME TAXES	(6,280)	(499)	(10,719)	(1,251)
INCOME TAX EXPENSE	—	—	—	—

NET LOSS	(6,280)	(499)	(10,719)	(1,251)

DEEMED DIVIDENDS ON ISSUANCE OR EXCHANGE OF PREFERRED UNITS	(3,764)	—	(9,012)	(1,422)
PREFERRED DIVIDENDS	(84)	—	(84)	(433)

TOTAL DIVIDENDS	(3,848)	—	(9,096)	(1,855)

NET LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(10,128)	$(499)	$(19,815)	$(3,106)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(1.36)	$(1.15)	$(6.96)	$(7.23)

BASIC AND DILUTED WEIGHTED-AVERAGE SHARES OF COMMON STOCK OUTSTANDING	7,430,741	435,060	2,846,221	429,851

PRECIPIO, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Nine Months Ended September 30,
	2017	2016
CASH FLOWS USED IN OPERATING ACTIVITIES:
Net loss	$(10,719)	$(1,251)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and amortization	395	99
Amortization of deferred financing costs and debt discount	1,898	31
Loss on extinguishment of debt and induced conversion of convertible bridge notes	1,391	—
Gain on settlement of liability	(647)	—
Stock-based compensation and change in liability of stock appreciation rights	33	9
Merger advisory fees	2,676	—
Impairment of goodwill	1,015	—
Provision for losses on doubtful accounts	168	309
Capitalized PIK interest on convertible bridge notes	—	85
Warrant revaluation	3	—
Changes in operating assets and liabilities:
Accounts receivable	(129)	(314)
Inventories	15	(12)
Other assets	30	(27)
Accounts payable	484	58
Accrued expenses and other liabilities	(1,094)	371

Net cash used in operating activities	(4,481)	(642)
CASH FLOWS PROVIDED BY INVESTING ACTIVITIES:
Cash acquired in business combination	101	—

Net cash provided by investing activities	101	—
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
Principal payments on capital lease obligations	(34)	(29)
Issuance of preferred stock	5,380	—
Payment of deferred financing costs	(25)	(10)
Proceeds from exercise of warrants	25	—
Proceeds from long-term debt	315	175
Proceeds from convertible bridge notes	1,365	455
Principal payments on convertible bridge notes	(1,500)	—
Principal payments on long-term debt	(816)	(116)

Net cash flows provided by financing activities	4,710	475

NET CHANGE IN CASH AND CASH EQUIVALENTS	330	(167)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	51	235

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$381	$68

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period for interest	$65	$48
SUPPLEMENTAL DISCLOSURE OF NON-CASH INFORMATION
Purchases of equipment financed through capital lease	—	49
Preferred unit dividend financed through exchange agreement	—	433
Convertible bridge notes exchanged for long-term debt	—	680
Series A and B preferred exchanged for long-term debt	—	1,715
Conversion of bridges loans plus interest into common stock	1,787	—
Conversion of senior and junior notes plus interest into preferred stock and common stock	4,771	—
Deferred debt issuance cost	64	—
Beneficial conversion feature on issuance of bridge notes	1,856	—
Accrued merger cost	10	—
Issuance of warrants in conjunction with issuance of side agreement	487	—
Purchases of equipment financed through accounts payable	20	—